Exhibit 10.1

AMENDMENT TO
THE
AMEDISYS, INC. 2008 OMNIBUS INCENTIVE COMPENSATION PLAN

This Amendment (this “Amendment”) to the Amedisys, Inc. 2008 Omnibus Incentive Compensation Plan (the “Plan”) is entered into this 25th day of September, 2018, by the Compensation Committee of the Board of Directors (the “Committee”) of Amedisys, Inc. (the “Company”), as authorized pursuant to Section 19 of the Plan.

WHEREAS, the Company established and maintains the Plan, as it may be amended and restated from time to time, although no future Awards may be granted pursuant to the Plan as a result of the Company’s stockholders approving the Company’s 2018 Omnibus Incentive Compensation Plan on June 6, 2018;

WHEREAS, Section 19 of the Plan permits the Committee to amend the Plan without stockholder approval as set forth therein; and

WHEREAS, the Committee now desires to amend the Plan to (i) amend the definition of “Qualifying Termination” to include termination by the Participant (as defined in the Plan) for “Good Reason,” (ii) add a definition of “Good Reason” to the Plan, and (iii) change the protection period following a Change in Control (as defined in the Plan) from one year to two years.

NOW, THEREFORE, for Awards granted under the Plan that vest on and after September 25, 2018, the Plan is hereby amended as follows:

1.

A new Section 2.23 is hereby added to the Plan, to read as follows:

2.23    “Good Reason” shall mean:

a.	If a Participant is a party to an employment agreement with the Company and such agreement provides for a definition of Good Reason, the definition contained in such agreement; or

b.

c.
If a Participant is a “Covered Executive” as defined in the Amedisys Holding, L.L.C. Severance Plan for Key Employees (the “Key Executive Severance Plan”), the definition of Good Reason contained in the Key Executive Severance Plan; or

d.

e.
If no such employment agreement exists or if such agreement does not define Good Reason, and the Participant is not a “Covered Executive” under the Key Executive Severance Plan, the occurrence of one or more of the following without the Participant's express written consent: (i) Participant suffers a material diminution in authority, responsibilities, or duties; or (ii) Participant suffers a material reduction in base salary other than in connection with a proportionate reduction in the base salaries of all similarly situated senior officer-level employees.

2.

The Section numbers in Section 2 “Definitions” of the Plan are hereby increased by one, beginning with former Section 2.23, the definition of “Immediate Family,” which shall be new Section 2.24.

3.

Section 2.21 of the Plan is hereby amended by replacing the cross-reference to “Section 2.34” to read “Section 2.35.”

4.

Section 2.32 of the Plan, as re-numbered to Section 2.33 pursuant to Section 2 of this Amendment, is hereby deleted in its entirety and replaced with the following:

2.35    “Qualifying Event” means, with respect to a Participant, (i) a termination of such Participant’s Employment by the Company (and all then-Affiliates or Subsidiaries) without Cause following a Change in Control of the Company, (ii) a termination of such Participant’s Employment by the Participant for Good Reason following a Change in Control of the Company, or (iii) a relocation of the Participant’s principal place of employment by more than 50 miles. It is understood that a Participant shall not have a Qualifying Event pursuant to clause (i) above by virtue of ceasing to be Employed by an entity or its subsidiaries undergoing a Change in Control where, following such Change in Control, the Participant remains employed by an entity that is at least one of (i) the Company or (ii) any entity that was an Affiliate or Subsidiary undergoing a Change in Control immediately prior to such Change in Control. Notwithstanding the foregoing, payments on account of a Participant’s Qualifying Event that constitute “deferred compensation” within the meaning of Section 409A of the Code shall not commence unless and until the Participant has also incurred a “separation from service” within the meaning of Code Section 409A.

5.

Section 22 of the Plan is hereby amended by replacing “one year” each place it occurs with “two years” and by replacing the defined term “Qualifying Termination” in the first sentence with the term “Qualifying Event.”

6.

Except as specifically set forth above, the terms of the Plan shall continue in full force and effect.

[Signature on following page.]

IN WITNESS WHEREOF, the Committee has caused this Amendment to be adopted and executed effective September 25, 2018.

Amedisys, Inc.

By: _/s/ Julie D. Klapstein_____________

Name: Julie D. Klapstein______________

Title: Compensation Committee Chair____